Exhibit 10.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) AUGUST 23, 2018, AND (II) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

STOCK APPRECIATION RIGHTS AGREEMENT

Stock Appreciation Rights Agreement (this “Agreement”) dated August 23, 2018 between AEMETIS, INC., a Delaware corporation (the “Corporation”), and THIRD EYE CAPITAL CORPORATION, an Ontario corporation as administrative agent on behalf of the Noteholders (the “Agent”). The Corporation and the Agent are collectively referred to herein as the “Parties”).

WHEREAS:

(1)
Goodland Advanced Fuels, Inc. (the “Borrower”), the Agent and the noteholders party thereto entered into a Note Purchase Agreement dated June 30, 2017 as amended by Amendment No. 1 to Note Purchase Agreement dated on or about June 28, 2018 (the “First Amendment”, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “NPA”);

(2)
On the date of the NPA, each of the Corporation and Aemetis Advanced Products Keyes, Inc. entered into a Limited Guaranty guaranteeing certain obligations of the Borrower pursuant to the NPA;

(3)
Pursuant to the First Amendment, the Corporation desires to provide incentive cash compensation to the Noteholders in the form of Stock Appreciation Rights (as defined below) as herein provided with a view to promoting an alignment of the future interests of the Corporation and the Noteholders in connection with the NPA; and

(4)
It is a condition precedent to the effectiveness of the First Amendment that the Corporation shall have executed and delivered this Agreement to the Agent for the benefit of the Noteholders, and this Agreement is a Note Purchase Document.

NOW THEREFORE in consideration of the payment of $1.00, the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1
Definitions

In this Agreement, the following terms shall have the following meanings ascribed thereto:

“Business Day” means any day other than a Saturday, Sunday or statutory holiday in New York City;

“Exercise Date” means the date 12 months following the date hereof (or, if not a Business Day, then the next Business Day);

“Fair Market Value” means the volume weighted average price for a Share on the Stock Exchange for the thirty (30) Trading Days immediately preceding the applicable date;

“Grant Date” means the date hereof;

“Share” means a share of common stock of the Corporation, which are currently listed for trading on the NASDAQ exchange, or such other share as may be substituted therefor as a result of amendments to the articles of the Corporation, arrangement, reorganization or otherwise, including any rights that form a part of the common share or substituted share;

“Stock Appreciation Right” or “SAR” means a right granted to the Agent pursuant to this Agreement that is represented by a bookkeeping entry on the books of the Corporation, the value of which shall be calculated by reference to the Fair Market Value and the terms of this Agreement;

“Stock Exchange” means the NASDAQ exchange, or if the Shares are not listed thereon, such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market;

“Trading Day” means any date on which the Stock Exchange is open for the trading of Shares and on which Shares are actually traded;

References to $ or “dollars” herein shall be to the lawful currency of the United States. All other capitalized words used herein and not herein defined shall have the meaning ascribed thereto in the NPA.

Section 2
Grant of Stock Appreciation Right

The Corporation hereby irrevocably and unconditionally grants to the Agent, for the ratable benefit of the Noteholders, 1,050,000 SARs. Each SAR shall not be subject to vesting and, subject to the earlier exercise of the Call Option or the Put Option, shall terminate on the Exercise Date following payment in full of the Fair Market Value as contemplated in Section 5 hereof.

Section 3
Call Option

(1)
The Corporation shall have the right (the “Call Option”) to redeem or purchase for cancelation each SAR at any time during the first 11 months following the Grant Date. Upon such election, the Corporation shall make payment to, or to the order of, the Agent by bank draft, certified cheque or wire transfer as directed by the Agent, an amount equal to $2.00 for each SAR subject to such Call Option; provided that the Corporation may elect to satisfy the Call Option by issuing such number of Shares equal to: (A) the total cash consideration that would have been payable pursuant to the Call Option, being $2,100,000, divided by (B) the Fair Market Value per Share calculated as at the date of the Call Option election. Such Shares shall be issued to, or at the direction of, the Agent for the ratable benefit of the Noteholders. Any such election shall be irrevocable and must be made in writing to the Agent by delivery of an election in the form scheduled hereto.

(2)
Upon election of the Call Option and payment thereof, the parties shall take such further actions as necessary, and shall executed and deliver such documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Agent and Corporation, to codify and document the cancellation and termination of the SARs subject to such Call Option.

Section 4
Put Option

(1)
The Agent shall have the right (the “Put Option”) to require the Corporation to redeem or purchase for cancelation each SAR during the 11th month following the Grant Date. Upon such election, the Corporation shall make payment to, or to the order of, the Agent by bank draft, certified cheque or wire transfer as directed by the Agent, an amount equal to $1.00 for each SAR subject to such Put Option. Any such election shall be irrevocable and must be made in writing to the Corporation by delivery of an election in the form scheduled hereto.

(2)
Upon election of the Put Option and payment thereof by the Corporation, the parties shall take such further actions as necessary, and shall executed and deliver such documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Agent and Corporation, to codify and document the cancellation and termination of the SARs subject to such Put Option.

Section 5
Exercise of SARs

(1)
Subject to the earlier exercise of the Call Option or the Put Option, each SAR shall be immediately exercised, with no further action or notice on behalf of the Parties, on the Exercise Date.

(2)
On the Exercise Date, each SAR represents an obligation of the Corporation to pay to the Agent, for the ratable benefit of the Noteholders, an amount equal to the Fair Market Value in cash.

(3)
The Corporation shall pay the Fair Market Value to, or to the order of, the Agent for the ratable benefit of the Noteholders, by bank draft, certified cheque or wire transfer of immediately available funds on the Exercise Date.

(4)
All payments by the Corporation under this Agreement shall be made free and clear of and without deduction or withholding for any taxes.

Section 6
Adjustments

In the event of any subdivision, consolidation, stock dividend, capital reorganization, reclassification, exchange, or other change with respect to the Shares, or a consolidation, amalgamation, merger, spin-off, sale, lease or exchange of all or substantially all of the property of the Corporation or other distribution of the Corporation’s assets to shareholders (other than the payment of dividends in respect of the Shares), the Stock Appreciation Rights shall be adjusted in such manner, if any, as the Agent may in its discretion deem appropriate to preserve, proportionally, the Noteholders’ interests under this Agreement with respect to the Stock Appreciation Rights.

Section 7
Non-transferable

(1)
The SARs are non-transferable. No certificates representing the SAR’s will be issued by the Corporation.

(2)
Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Corporation and the Agent or the Noteholders or any other person.

Section 8
Representations and Warranties of Agent on behalf of the Noteholders

The Agent, on behalf of each of the Noteholders, hereby represent and warrant to the Corporation that on and as of the date hereof:

(1)
This Agreement is made with it in reliance upon its representation to the Corporation, which by its execution of this Agreement it hereby confirms, that the securities represented by this Agreement (the “Securities”) to be received by it will be acquired for investment by it and not with a view to the resale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, it further represents that it has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(2)
It understands that the Securities are not and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on the grounds that the sale provided for in this Agreement and the issuance of Securities hereunder are exempt from registration under the Securities Act pursuant to Regulation S thereof or another exemption thereunder, and that the Corporation’s reliance on such exemption is predicated on its representations set forth herein.

(3)
It believes that it has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement. It further represents that it has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of this Agreement and the business, properties, prospects, and financial condition of the Corporation and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access.

(4)
It represents that it is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that it is able to fend for itself, that it can bear the economic risk of this investment, and that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment.

(5)
It represents that is not a U.S. person (as defined in in Rule 902(k) of Regulation S) and is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(6)
It represents that it is knowledgeable of the relevant securities laws applicable in the jurisdiction outside the United States in which it is resident that would apply to the acquisition of the Securities and is not relying on the Company to ensure compliance with any such laws;

(7)
It represents that the Securities were not offered to it in the United States, that at the time its purchase decision was made, it was outside the United States, and that this Agreement was delivered to, completed, executed and delivered by, it (or its authorized signatory) outside the United States;

(8)
It understands that the Securities may not be sold, transferred, or otherwise disposed of;

(9)
If necessary, it shall file with the Corporation an Internal Revenue Service Form W-8BEN-E and, on an ongoing basis, will provide such other information or documents as shall be requested by the Corporation to enable it to comply with the requirements of the Internal Revenue Service.

Section 9
Further Assurances

The Parties shall take such further actions as necessary, and shall executed and deliver such documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Agent and Corporation, to give effect to the provisions of this Agreement.

Section 10
Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York without regard to its conflicts of law rules. Each of the Parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement.

Section 11
Successors and Assigns

This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 12
Entire Agreement

This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements, understandings, and discussions, whether written or oral, relative to the subject matter hereof. Except as otherwise specifically set forth in this Agreement, neither party makes any representation, warranty, undertaking, promise, inducement or condition, express, implied or collateral, to the other.

Section 13
Conflict or Inconsistency

In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the NPA, the terms of this Agreement shall prevail.

Section 14
Execution in Counterparts

This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed to be an original and which together shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the date first above written.

AEMETIS INC.
By:	/s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

THIRD EYE CAPITAL CORPORATION,as Agent
By:	/s/ Arif N. Bhalwani
Name: Arif N. Bhalwani
Title: Managing Director

SCHEDULE

CALL / PUT ELECTION

[DATE]

ADDRESSEE: [Third Eye Capital Corporation, as Agent OR Aemetis, Inc.]

Re:
[CALL / PUT] Option – Stock Appreciation Rights Agreement

We refer to the Stock Appreciation Rights Agreement, dated August 23, 2018 among Aemetis, Inc. and Third Eye Capital Corporation, as agent for the Noteholders (the “Agreement”). All undefined capitalized terms used herein have the meaning ascribed thereto in the Agreement.

We hereby give you notice, as of the date hereof, of the irrevocable exercise of the [Call / Put] Option in our favour, pursuant to the Agreement.

IN WITNESS WHEREOF, this election has been duly executed by an authorized officer or representatives as of the date first above mentioned.

[NAME]
By:
Name:
Title: